     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 1994
                                                    REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                               SAFECO CORPORATION
                          SAFECO CREDIT COMPANY, INC.
             (Exact name of Registrant as specified in its charter)

                                   91-0840847
        WASHINGTON                 91-0742146
      (State or other            (IRS Employer
      jurisdiction of         Identification No.)
       incorporation

                         ------------------------------

                                  SAFECO PLAZA
                           SEATTLE, WASHINGTON 98185
                                 (206) 545-5000

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)
                         ------------------------------

                                 JAMES W. RUDDY
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                               SAFECO CORPORATION
                                  SAFECO PLAZA
                           SEATTLE, WASHINGTON 98185
                                 (206) 545-5667
           (Name, address, including zip code, and telephone number,
                   including area code. of agent for service)
                         ------------------------------

                                   COPIES TO:

               DAVID R. WILSON                     and                   RICHARD A. BOEHMER
          Foster Pepper & Shefelman                                      O'Melveny & Myers
              1111 Third Avenue                                        400 South Hope Street
          Seattle, Washington 98101                                Los Angeles, California 90071

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  FROM TIME TO TIME AFTER THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT AS
          DETERMINED IN LIGHT OF MARKET CONDITIONS AND OTHER FACTORS.
                         ------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF             AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
     SECURITIES TO BE REGISTERED            REGISTERED           UNIT (1)           PRICE (1)        REGISTRATION FEE
Debt Securities.......................     $200,000,000            100%            $200,000,000          $68,966
Guarantee.............................          --                  --                  --                  --

(1) Estimated solely for purposes of determining the registration fee.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION DATED MARCH 29, 1994

                               SAFECO CORPORATION
                          SAFECO CREDIT COMPANY, INC.
                                DEBT SECURITIES

                               ------------------

    SAFECO Corporation and/or its wholly-owned subsidiary SAFECO Credit Company, Inc. (each a "Company" and collectively the "Companies") may from time to time offer Debt Securities consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series at an aggregate initial offering price not to exceed $200,000,000. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale. The accompanying Prospectus Supplement sets forth with regard to the Debt Securities in respect of which this Prospectus is being delivered the title, aggregate principal amount, denominations, maturity, rate, if any (which may be fixed or variable), and time of payment of any interest, any terms for redemption at the option of either of the Companies or the holder, any terms for sinking fund payments, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering and sale of such Debt Securities.

    The Companies may sell Debt Securities to or through underwriters, and also may sell Debt Securities directly to other purchasers or through agents. Such underwriters may include Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, or may be a group of underwriters represented by firms including one or more of such firms. Such firms may also act as agents. The accompanying Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION  OR ANY  STATE SECURITIES  COMMISSION NOR  HAS
       THE  COMMISSION  OR ANY  STATE  SECURITIES COMMISSION  PASSED UPON
          THE  ACCURACY   OR   ADEQUACY  OF   THIS   PROSPECTUS.   ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

GOLDMAN, SACHS & CO.                                         MERRILL LYNCH & CO.

              The date of this Prospectus is              , 1994.

                             AVAILABLE INFORMATION

    SAFECO Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") relating to its business, financial statements and other matters. Such reports, proxy statements and other information filed by SAFECO Corporation can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549; and at the Commission's regional offices at 7 World Trade Center, New York, NY 10048; and Northwestern Atrium Center, 500 W. Madison Street, Chicago, IL 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549 at prescribed rates. This Prospectus does not contain all information set forth in the Registration Statement and the exhibits thereto which the Companies have filed with the Commission under the Securities Act of 1933 (the "Securities Act"), and to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents of SAFECO Corporation filed with the Commission are incorporated herein by reference:

    (a) Annual Report on Form 10-K for its fiscal year ended December 31, 1993.

    All documents filed by SAFECO Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering of the Debt Securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or in the accompanying Prospectus Supplement, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein or in the accompanying Prospectus
Supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    SAFECO Corporation will furnish without charge to each person to whom a copy of this Prospectus is delivered, upon request, a copy of any of the documents described above, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to George Yonker, Vice President -- Finance, SAFECO Corporation, SAFECO Plaza, Seattle, Washington 98185, telephone number (206) 545-5537.

                               SAFECO CORPORATION

    SAFECO Corporation ("SAFECO") is an insurance holding company with consolidated assets in excess of $14 billion. SAFECO's subsidiaries engaged in the property and casualty insurance business sell insurance products through independent insurance agents in nearly all states and the District of Columbia. SAFECO's subsidiaries engaged in the life and health insurance business offer individual and group insurance products, pension plans and annuity products marketed through professional independent agents in all states and the District of Columbia. SAFECO's subsidiaries engaged in the real estate business invest in and manage real property, primarily regional shopping centers. SAFECO's credit company subsidiary provides commercial loans and equipment financing and leasing. Other subsidiaries of SAFECO provide investment management and related services for the 15 SAFECO mutual funds and 5 variable annuity portfolios.

    SAFECO is a Washington corporation with its principal executive offices located at SAFECO Plaza, Seattle, Washington 98185 (telephone (206) 545-5000).

                          SAFECO CREDIT COMPANY, INC.

    SAFECO Credit Company, Inc. ("SAFECO Credit"), a wholly-owned subsidiary of SAFECO, provides commercial loans and equipment financing and leasing in the United States. A significant portion of its business consists of loans to other subsidiaries of SAFECO. Of a total of $644,652,697 of outstanding loans receivable at December 31, 1993, $84,695,009 were loans to other subsidiaries of SAFECO. Given SAFECO's full and unconditional guarantee of any Debt Securities issued by SAFECO Credit, the minimal independent operations of SAFECO Credit and the financial statement disclosure concerning SAFECO Credit which is currently provided in periodic reports filed by SAFECO with the Commission, separate financial statements for SAFECO Credit are not provided. Summarized financial information for SAFECO Credit is included in SAFECO's financial statements included in the annual report and quarterly reports filed by SAFECO with the Commission.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                          Year ended December 31,
                                                           -----------------------------------------------------
                                                             1993       1992       1991       1990       1989
                                                           ---------  ---------  ---------  ---------  ---------
SAFECO Corporation (Consolidated)........................       10.1        7.0        5.3        5.1        5.6
SAFECO Credit............................................        1.4        1.3        1.3        1.3        1.3

    The ratios of earnings to fixed charges are computed for SAFECO and its consolidated subsidiaries. Earnings consist of income from continuing operations before federal income taxes and before fixed charges excluding capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortization of debt expense, and the portion of rental expense deemed representative of the interest factor.

    The ratios of earnings to fixed charges are also computed for SAFECO Credit. Earnings consist of income before federal income taxes and before fixed charges. Fixed charges consist of interest expense, amortization of debt expense, and the portion of rental expense deemed representative of the interest factor.

                                USE OF PROCEEDS

    Unless otherwise indicated in the Prospectus Supplement, the net proceeds to be received for the issuance and sale of the Debt Securities will be used for general corporate purposes which will include repayment and/or replacement of a portion of the Companies' indebtedness outstanding at the time of issuance of the Debt Securities.

                       DESCRIPTION OF THE DEBT SECURITIES

    The Debt Securities will be issued under an Indenture, dated as of , 1994 (the "Indenture"), among SAFECO, SAFECO Credit and The Chase Manhattan
Bank, N.A., as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The statements under this caption are brief summaries of certain provisions of the Indenture, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular Sections of the Indenture or terms that are defined in the Indenture are referred to herein or in a Prospectus Supplement, it is intended that such Sections or defined terms shall be incorporated by reference herein or therein, as the case may be.

    The Debt Securities may be issued either by SAFECO or SAFECO Credit, or both of them, and may be issued from time to time in one or more series. Any Debt Securities issued by SAFECO Credit will be guaranteed as to payment of principal and interest by SAFECO. The particular terms of each series of Debt Securities offered by any Prospectus Supplement or Prospectus Supplements will be described in a Prospectus Supplement or Prospectus Supplements relating to such series.

GENERAL

    The Debt Securities offered pursuant to this Prospectus will be limited to $200,000,000 aggregate principal amount (or if any Debt Securities are issued at original issue discount, such greater amount as shall result in proceeds of $200,000,000 to the Companies). Debt Securities may be issued under the Indenture from time to time in separate series up to the aggregate amount from time to time authorized by the Companies for each series. The Debt Securities will be unsecured obligations of the Companies and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Companies.

    The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Debt Securities to be offered pursuant to such Prospectus Supplement or Prospectus Supplements ("Offered Securities"): (1) the title of the Offered Securities; (2) any limit upon the aggregate principal amount of the Offered Securities; (3) the date or dates on which the principal of the Offered Securities is payable; (4) the rate or rates (or, if subject to adjustment, the manner for determining such rates) at which the Offered Securities shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable, and the Regular Record Date for any interest payable on the Interest Payment Date; (5) the place or places where, subject to the terms of the Indenture as described below under "Payment and Paying Agents," the principal of and premium, if any, and interest on the Offered Securities will be payable and where, subject to the terms of the Indenture as described below under "Denominations, Registration and Transfer," the Offered Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Companies in respect of the Offered Securities and the Indenture may be made ("Place of Payment"); (6) the period or periods within which, the price or prices at which and the terms and conditions upon which Offered Securities may be redeemed, in whole or in part, at the option of the Companies; (7) the obligation or the right, if any, of the Companies to redeem, purchase or repay the Offered Securities prior to the Stated Maturity pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof or of the Companies and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation; (8) the terms of any guarantee of the Offered Securities; (9) the denominations in which any Offered Securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof; (10) any addition to, or modification or deletion of, any Event of Default or any covenant of the Companies specified in the Indenture with respect to the Offered Securities; (11) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Offered Securities and the manner in which such amounts will be determined; (12) if other than the principal amount thereof, the portion of the principal amount of the Offered Securities which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to the Indenture; (13) whether the Offered Securities will be issued as Global Securities; and (14) any other terms of the Offered Securities not inconsistent with the provisions of the Indenture. (Section 301.)

    One or more series of Offered Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the Prospectus Supplement relating thereto.

    The covenants of the Companies under the Indenture, as described below, will not necessarily afford Holders of the Debt Securities protection in the event of a highly leveraged transaction involving either of the Companies, such as a leveraged buyout.

DENOMINATIONS, REGISTRATION AND TRANSFER

    The Debt Securities will be issuable only in registered form without coupons in such denominations as shall be specified in the Prospectus Supplement for the Offered Securities. Unless Debt Securities are issued as Global Securities as described below under "Global Securities," the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. (Section 305.)

    Unless Debt Securities are issued as Global Securities as described below under "Global Securities," the Debt Securities may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the Securities Registrar or at the office of any transfer agent designated by the Companies for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected at such time as the Securities Registrar or such transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. The Companies have appointed the Trustee as Securities Registrar. (Section 305.) If a Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by the Companies with respect to any series of Debt Securities, the Companies may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Companies maintain a transfer agent in each Place of Payment for such series. The Companies may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002.)

    In the event of any redemption the Companies shall not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part. (Section 305.)

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

    The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Companies anticipate that the following provisions will generally apply to depositary arrangements.

    Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Debt Securities or by the Companies if such Debt Securities are offered and sold directly by the Companies. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the applicable Depositary ("Participants") or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons other than Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

    So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

    Payments of principal, premium, if any, and interest, if any, on individual Debt Securities represented by a Global Securities registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. Neither the Companies, the Trustee for such Debt Securities, any Paying Agent, nor the Securities Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Companies expect that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such Debt Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Debt Securities as shown on the records of such Depositary or its nominee. The Companies also expect that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

    The Companies understand that under existing industry practices, if the Companies request any action of Holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a Holder is entitled to give or take under the Indenture, the Depositary will authorize the Participants to give such notice or take such action, and Participants would authorize beneficial owners owning through such Participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    If the Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Companies within 90 days, the Companies will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. In addition, the Companies may at any time and in their sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of a series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security or Securities representing such series of Debt Securities. Further, if the Companies so specify with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Companies, Trustee and the Depositary for such Global Security, receive individual Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name.
Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Companies, of $1,000 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Debt Securities will be made at the office of such Paying Agent or Paying Agents as the Companies may designate from time to time, except that at the option of the Companies payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. (Sections 301, 307, 1002.) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities will be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date of such interest, except in the case of Defaulted Interest. (Section 307.)

    Unless otherwise indicated in an applicable Prospectus Supplement, the principal office of the Trustee in The City of New York will be designated as the Companies' sole Paying Agent for payments with respect to Offered Securities. Any other Paying Agents other than those initially designated by the Companies for the Offered Securities will be named in an applicable Prospectus Supplement. The Companies may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Companies will be required to maintain a Paying Agent in each Place of Payment for each series of Debt Securities. (Section 1002.)

    All moneys paid by the Companies to a Paying Agent for the payment of principal of (and premium, if any) or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Companies and the Holder of such Debt Security will thereafter look only to the Companies for payment thereof as a general unsecured creditor. (Section 1003.)

CERTAIN RESTRICTIONS

    For the purposes of the restrictions hereinafter summarized, the term "Restricted Subsidiaries" includes only SAFECO Credit Company, Inc., SAFECO Insurance Company of America, General Insurance Company of America, First National Insurance Company of America, SAFECO National Insurance Company, SAFECO Life Insurance Company, any subsidiary of any of the foregoing except SAFECO Management Corporation and GSL Corporation, and any subsidiary of SAFECO (including a subsidiary of a subsidiary) which shall hereafter succeed by merger or otherwise to a major part of the business of one of the six subsidiaries named above. (Section 101.)

    LIMITATIONS ON MORTGAGES AND LIENS. The Companies will not be permitted to create, assume, incur, guarantee, or permit to exist any indebtedness secured by a pledge, lien or other encumbrance ("liens") on any of its property or assets without effectively providing that the Debt Securities (and, if the Companies so elect, any other indebtedness ranking on a parity with the Debt Securities) shall be equally and ratably secured with any such indebtedness, except that the foregoing shall not apply to (a) liens in existence on the date of the Indenture, (b) liens on real estate (including those existing on property at the time of acquisition) in any amount not exceeding 100% of the fair value of the property at the time of creation of such indebtedness, (c) liens arising from the acquisition of a business as a going concern (whether by merger, acquisition of a controlling stock interest, acquisition of assets or otherwise) or to which assets acquired by the Companies in partial or complete satisfaction of secured indebtedness are subject, (d) liens to secure extensions, renewals and replacements of indebtedness secured by any of the liens referred to in (a), (b) and (c) above, without increase in the amount of such indebtedness, and (e) certain mechanics, landlords, tax or other statutory liens, including liens and deposits required or provided for under state insurance laws and similar regulatory statutes. (Section 1009.)

    LIMITATIONS ON SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. Neither the Companies nor any Restricted Subsidiary will be permitted to issue, sell, transfer or dispose of (except to a Restricted

Subsidiary or the Companies) capital stock of a Restricted Subsidiary, unless the entire capital stock of such Subsidiary at the time owned by one of the Companies and its Restricted Subsidiaries is disposed of at the same time for a consideration of cash or property, which in the opinion of the Board of Directors of the respective Company is at least equal to the fair value of such capital stock. (Section 1008.)

CONSOLIDATION, MERGER AND SALE OF ASSETS

    Neither Company shall consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into either Company or convey or transfer its properties and assets substantially as an entirety to either Company, unless: (i) in case either Company consolidates with or merges into another corporation or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor corporation is organized under the laws of the United States of America or any state or the District of Columbia, and the successor corporation assumes such Company's obligations on the Debt Securities issued under the Indenture; (ii) immediately after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (iii) certain other conditions are met. (Sections 801 and 802.)

    Neither Company shall lease its properties and assets substantially as an entirety to any Person. (Section 803.)

MODIFICATION AND WAIVER

    Modification and amendments of the Indenture may be made by the Companies and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Debt Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:
(a) change the Stated Maturity of the principal of, or any installment of interest on, any Outstanding Debt Security; (b) reduce the principal amount of, or interest on, any Outstanding Debt Security; (c) change the place or currency of payment of principal or interest on any Outstanding Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Outstanding Debt Security after the Stated Maturity; or (e) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture, for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902.)

    A Company may obtain a waiver of compliance with certain restrictive covenants with respect to the Debt Securities of a series if the Holders of a 66 2/3% in principal amount of the Outstanding Debt Securities of each series affected thereby and 66 2/3% in aggregate principal amount of the Outstanding Debt Securities of all series consent to such waiver. (Section 1010.) The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive any past default under the Indenture with respect to that series of Debt Securities, except a default in the payment of the principal of, or any interest on, any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 513.)

EVENTS OF DEFAULT

    The  Indenture  provides  that  the  following  shall  constitute  Events of
Default: (i) default for 30 days in the payment of any interest when due; (ii) default in the payment of principal; (iii) default in the performance of any other covenant in the Indenture for 60 days after written notice; (iv) a failure to pay when due, or a default resulting in the acceleration of maturity of, any other indebtedness for borrowed money of the Companies or a Restricted Subsidiary in which the principal amount of any such indebtedness together with the principal amount of any other such indebtedness which is presently in Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more, without such acceleration having been rescinded, stayed or annulled, or such indebtedness having been discharged or, in the case of indebtedness contested in good faith by a Company, a bond, letter of credit, escrow deposit or other cash equivalent in an amount sufficient to discharge such indebtedness having been set aside, within 10 days after written notice of default is given to the Companies; and (v) certain events in bankruptcy, insolvency or reorganization. (Section 501.) Each Company is required to furnish the Trustee annually with a statement as to the fulfillment by such Company of its obligations under the Indenture. (Section 1006.) The Indenture provides that the Trustee may withhold notice to the Holders of the Debt Securities of any default (except in payment of principal or interest on the Debt Securities) if it considers it in the interest of the Holders to do so. (Section 602.)

    If an Event of Default with respect to Outstanding Debt Securities of any series occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount to be due and payable immediately, by notice in writing to the Companies (and to the Trustee if given by the Holders), and upon any such declaration such principal shall become immediately due and payable. However, at any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of Outstanding Debt Securities of that series may, subject to certain conditions, rescind and annul such acceleration. (Section 502.)

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. (Section 603.) Subject to such provisions for the security or indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or powers conferred on the Trustee with respect to the Debt Securities of that series. (Section 512.)

    No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series and unless also the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, and the Trustee shall have failed to institute such proceeding within 60 days. (Section 507.) However, the Holder of any Debt Security will have an absolute right to receive payment of the principal of and any interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute a proceeding for the enforcement of any such payment. (Section 508.)

SATISFACTION AND DISCHARGE OF THE INDENTURE

    The Indenture provides that when, among other things, all Debt Securities not previously delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year and the Companies deposit or cause to be deposited with the Trustee as trust funds in trust for the purpose an amount in money sufficient to pay and discharge the entire indebtedness on the Debt Securities not previously delivered to the Trustee for cancellation, for the principal and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to each Company's obligations to compensate, reimburse and indemnify the Trustee pursuant to the Indenture and certain other obligations), and the Companies will be deemed to have satisfied and discharged the Indenture. (Section 401.)

CONCERNING THE TRUSTEE

    The Chase Manhattan Bank, N.A. is trustee under the Indenture, dated as of September 12, 1985, relating to SAFECO's 10 3/4% Notes Due September 15, 1995, and under the Indenture dated as of December 19, 1990 relating to the Companies' Medium-Term Notes due at various dates to January 2003, and is fiscal and paying agent and registrar and transfer agent for such issues.

                              PLAN OF DISTRIBUTION

    The Companies may sell Debt Securities to or through underwriters, and also may sell Debt Securities directly to other purchasers or through agents. Such underwriters may include Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, or a group of underwriters represented by firms including one or more of such firms. Such firms may also act as agents.

    The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    In connection with the sale of Debt Securities, underwriters may receive compensation from the Companies or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Companies and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Companies will be described in the Prospectus Supplement.

    Under agreements which may be entered into by the Companies, underwriters and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Companies against certain liabilities, including liabilities under the Securities Act.

    If so indicated in the Prospectus Supplement, the Companies will authorize underwriters or other persons acting as agents for the Companies to solicit offers by certain institutions to purchase Debt Securities from the Companies pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Companies. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                                 LEGAL MATTERS

    The validity of the Offered Securities will be passed upon for the Companies by Foster Pepper & Shefelman, Seattle, Washington. Certain matters will be passed upon for any underwriters or agents by O'Melveny & Myers. O'Melveny & Myers may rely on the opinion of Foster Pepper & Shefelman as to matters of Washington law and the latter may rely on the opinion of the former as to matters of New York law.

                                    EXPERTS

    The consolidated financial statements of SAFECO and its subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1993, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses (not including underwriting commissions and fees) of issuance and distribution of the securities are estimated to be:

Securities and Exchange Commission Registration Fee..............  $  68,966
Accounting Fees and Expenses.....................................     38,000
Attorneys' Fees and Expenses.....................................     30,000
Fees and Expenses of Trustee.....................................      3,700
Printing Expenses................................................     15,000
Blue Sky Filing Fees and Expenses (including attorneys' fees)....      6,000
Rating Agencies' Fees............................................    130,000
Miscellaneous Expenses...........................................      1,500
                                                                   ---------
  Total..........................................................  $ 293,166
                                                                   ---------
                                                                   ---------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Washington Business Corporation Act gives the Registrant power to indemnify directors, officers, employees and agents of the Registrant and those serving at the Registrant's request in similar positions in any other corporation, partnership, joint venture, trust or other enterprise, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 1.1   Form of Distribution Agreement
 1.2   Form of Underwriting Agreement
 4.1   Form of Indenture among SAFECO Corporation, SAFECO Credit Company, Inc. and The
       Chase Manhattan Bank, N.A.
 4.2   Form of Debt Security (included in Exhibit 4.1)
       (a)  (Medium-Term Note)
       (b)  (Note)
 5     Opinion of Foster Pepper & Shefelman
12     Computation of ratio of earnings to fixed charges (incorporated by reference from
       SAFECO's Form 10-K for the year ended December 31, 1993)
23.1   The Consent of Ernst & Young
23.2   The Consent of Foster Pepper & Shefelman is contained in its opinion filed as
       Exhibit 5.
24     The Powers of Attorney are contained on the signature pages of this Registration
       Statement.
25     Form T-1, Statement of Eligibility of Trustee
28     Information from Reports Furnished to State Insurance Regulatory Authorities
       (incorporated by reference from SAFECO's Form 10-K for the year ended December 31,
       1993)

ITEM 17. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To  include any prospectus  required by Section  10(a)(3) of the
                Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, SAFECO Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on the 29th day of March, 1994.

                                          SAFECO CORPORATION

                                          By ________/S/ ROGER H. EIGSTI________
                                                      Roger H. Eigsti
                                             CHAIRMAN, CHIEF EXECUTIVE OFFICER
                                                        AND PRESIDENT

                               POWER OF ATTORNEY

    Each  person whose individual signature  appears below hereby authorizes Boh
A. Dickey and James W. Ruddy, or each of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed below by the following persons in the capacities indicated on March 29, 1994.

                  /S/ ROGER H. EIGSTI         Chairman, Chief Executive Officer and
- -------------------------------------------    President
              Roger H. Eigsti                  (Principal Executive Officer)
                    /S/ BOH A. DICKEY         Executive Vice President, Chief Financial
- -------------------------------------------    Officer and Director (Principal Financial
               Boh A. Dickey                   Officer)
                 /S/ RODNEY A. PIERSON
- -------------------------------------------   Senior Vice President, Controller and
             Rodney A. Pierson                 Secretary (Principal Accounting Officer)
                  /S/ ROBERT S. CLINE
- -------------------------------------------   Director
              Robert S. Cline
- -------------------------------------------   Director
               John W. Ellis
- -------------------------------------------   Director
           William P. Gerberding
              /S/ DONALD G. GRAHAM, JR.
- -------------------------------------------   Director
           Donald G. Graham, Jr.
- -------------------------------------------   Director
              Joshua Green III
                 /S/ HAROLD W. HAYNES
- -------------------------------------------   Director
              Harold W. Haynes
                  /S/ CALVERT KNUDSEN
- -------------------------------------------   Director
              Calvert Knudsen
               /S/ WILLIAM G. REED, JR.
- -------------------------------------------   Director
            William G. Reed, Jr.
                      /S/ TONI REMBE
- -------------------------------------------   Director
                 Toni Rembe
                 /S/ JUDITH M. RUNSTAD
- -------------------------------------------   Director
             Judith M. Runstad
               /S/ HENRY T. SEGERSTROM
- -------------------------------------------   Director
            Henry T. Segerstrom
                  /S/ PAUL W. SKINNER
- -------------------------------------------   Director
              Paul W. Skinner
             /S/ GEORGE H. WEYERHAEUSER
- -------------------------------------------   Director
           George H. Weyerhaeuser

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, SAFECO Credit Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on the 29th day of March, 1994.

                                          SAFECO CREDIT COMPANY, INC.

                                          By ___________/S/ W.F. MEANY__________
                                                         W.F. Meany
                                                         PRESIDENT

                               POWER OF ATTORNEY

    Each person whose individual signature  appears below hereby authorizes  Boh
A. Dickey and James W. Ruddy, or each of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated on March 29, 1994.

                      /S/ W.F. MEANY
- -------------------------------------------   President and Director (Principal Executive
                 W.F. Meany                    Officer)
                    /S/ BOH A. DICKEY
- -------------------------------------------   Executive Vice President and Director
               Boh A. Dickey                   (Principal Financial Officer)
                     /S/ DAVID WOODS
- -------------------------------------------   Vice President and Controller (Principal
                David Woods                    Accounting Officer)
                  /S/ ROGER H. EIGSTI
- -------------------------------------------   Director
              Roger H. Eigsti
                /S/ RICHARD W. HUBBARD
- -------------------------------------------   Director
             Richard W. Hubbard
                   /S/ JAMES W. RUDDY
- -------------------------------------------   Director
               James W. Ruddy

                               INDEX TO EXHIBITS

 EXHIBITS
- -----------
      1.1    Form of Distribution Agreement
      1.2    Form of Underwriting Agreement
      4.1    Form of Indenture among SAFECO Corporation, SAFECO Credit Company, Inc. and The Chase Manhattan
             Bank, N.A.
      4.2    Form of Debt Security (included in Exhibit 4.1)
             (a)  (Medium-Term Note)
             (b)  (Note)
      5      Opinion of Foster Pepper & Shefelman
     12      Computation of ratio of earnings to fixed charges (incorporated by reference from SAFECO's Form
             10-K for the year ended December 31, 1993)
     23.1    The Consent of Ernst & Young
     23.2    The Consent of Foster Pepper & Shefelman is contained in its opinion filed as Exhibit 5.
     24      The Powers of Attorney are contained on the signature pages of this Registration Statement.
     25      Form T-1, Statement of Eligibility of Trustee
     28      Information from Reports Furnished to State Insurance Regulatory Authorities (incorporated by reference from SAFECO's Form 10-K for the year ended December 31, 1993)